UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2015

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On November 23, 2015, M/I Homes, Inc. (the “Company”) issued a press release announcing the pricing of its offering of $300 million aggregate principal amount of 6.75% senior notes due 2021 (the “New Senior Notes”). The New Senior Notes will mature on January 15, 2021. The New Senior Notes will be offered only to persons reasonably believed to be qualified institutional buyers in the United States under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain investors in compliance with Regulation S under the Securities Act.
The Company intends to use a portion of the net proceeds from the offering to redeem all $230 million aggregate principal amount of its outstanding 8.625% senior notes due 2018 (the “Existing Senior Notes”) and to use the remaining net proceeds to repay borrowings under its $400 million unsecured revolving credit facility. The sale of the New Senior Notes is subject to customary closing conditions and is expected to close on December 1, 2015.
A copy of the press release is attached hereto as Exhibit 99.1.
This report is not an offer to purchase, an offer to sell, a solicitation of an offer to purchase or a solicitation of an offer to sell any Existing Senior Notes, New Senior Notes or other securities.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated November 23, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 23, 2015
M/I Homes, Inc.
By: /s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated November 23, 2015.